Exhibit 10.1

AMENDMENT NO. 2
TO THE EMPLOYMENT AND COMPENSATION AGREEMENT
BETWEEN CHOICEPOINT INC. AND DEREK V. SMITH
DATED APRIL 25, 2002

Pursuant to the action of the Management Compensation and Benefits Committee taken on July 29, 2003, the Employment and Compensation Agreement between ChoicePoint Inc. and Derek V. Smith dated April 25, 2002, is hereby amended as of July 29, 2003.

(i)	Exhibit B is amended by changing the last sentence of Section 3(e) “Non-Qualified Plan” to read

“Executive shall be entitled to a SERP contribution in the following percentages of ‘Compensation’, as that term is defined in such plan, for the periods indicated:

40% from January 1, 2003 through December 31, 2003; 45% for years commencing on or after January 1, 2004;” and

(ii)	add on said Exhibit B next to the “Benefit – Corporate Aircraft,” the phrase “and access provided for ten years following the maturity of this Employment Agreement, including its three-year extension, to an aircraft comparable to that provided to Executive at the maturity date (including its three-year extension) of this Employment Agreement, at a rate of 75 hours per year on the same basis as personal usage during the term of this Employment Agreement” in the column “Amount”.

Employer CHOICEPOINT INC.

By:/s/	Kenneth G. Langone

Name:	Kenneth G. Langone
Title:	Chairman, Management Compensation & Benefits Committee

EXECUTIVE:

/s/ Derek V. Smith